Exhibit 99.1

Famous Dave’s Reports Results For Third Quarter Fiscal 2013

Income from Operations Grew 65%

Restaurant Level Cash Flow Margins increased 630 basis points

Comparable Sales outperformed the industry index

MINNEAPOLIS, October 23, 2013 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported financial results for the third quarter and nine months ending September 29, 2013.

Highlights for the third quarter of 2013 as compared to the third quarter of 2012:

•	Revenue decreased to $39.2 million from $39.9 million, reflecting a comparable sales decrease and lower franchise fee revenue.

•	Comparable sales for Company-owned restaurants open 24 months or more decreased 0.8%, however outperformed the casual dining industry as measured by Black Box Intelligence (BBI) by 60 basis points.

•

Franchise royalty revenue of $4.4 million was essentially flat to the prior year, primarily reflecting revenue contribution from four net new franchise restaurants that opened since the third quarter of 2012, partially offset by a comparable sales decrease of 2.3%.

•	Restaurant level cash flow margins increased 630 basis points, reflecting year over year improvement in all line items.

•

Net income was $737,000, reflecting significant operational improvements offset by a $1.2 million, or $0.12 per diluted share, non-cash restaurant asset impairment at a Maryland restaurant and a lease restructuring at a Virginia restaurant. It also includes a bonus accrual of approximately $435,000, or $0.04 per diluted share. In comparison, net income for the third quarter of fiscal 2012 was $845,000 and did not include a bonus accrual.

•	Earnings for the third quarter of 2012 were favorably impacted by the cumulative impact from a favorable tax rate adjustment for employment tax credits equal to approximately $0.07 per diluted share.

•	Diluted net income per share was $0.10 compared to $0.11 in the third quarter of 2012.

•	Diluted adjusted net income per share was $0.21 compared to $0.04 in the third quarter of 2012.

•	Adjusted EBITDA for the third quarter of 2013 was $3.9 million compared to $2.3 million for the same period in 2012.

Highlights for the nine months ended September 29, 2013 as compared to the nine months ended September 30, 2012:

•	Revenue increased to $119.2 million from $118.7 million.

•

Comparable sales for Company-owned restaurants open 24 months or more increased 0.4% compared to a decrease of 0.6% in 2012. Company-owned restaurants also performed 100 basis points better than the casual dining industry as measured by BBI.

•	Franchise royalty revenue was $13.1 million, compared to $13.4 million, reflecting a franchise comparable sales decrease of 3.4% for the year-to-date period.

•	Cash flows provided by operations were $11.8 million for the first nine months of fiscal 2013, compared to $6.0 million for the first nine months of fiscal 2012.

•	Net income decreased to $2.9 million from $3.6 million, reflecting improvements in restaurant level operations partially offset by the unfavorable impact of the non-cash charges.

•

Net income for the first nine months of fiscal 2013 includes a bonus accrual of approximately $1.4 million, or $0.13 per diluted share and severance costs as a result of a recent reduction in force of approximately $271,000, or $0.02 per diluted share. Net income for the first nine months of fiscal 2012 did not include a bonus accrual.

•	Diluted net income per share was $0.38 compared to $0.47, for 2012.

•

Diluted adjusted net income per share was $0.49, compared to $0.43 for the first nine months of 2012, reflecting the year-over-year impact from the non-cash charges and the favorable tax rate adjustment for employment tax credits for 2012.

•	Adjusted EBITDA was approximately $10.6 million, compared to approximately $10.2 million for the first nine months of 2012.

•	The Company paid down $7.4 million of debt since the end of fiscal 2012.

•	The Company used approximately $1.2 million to repurchase approximately 75,000 shares at an average price of $16.13, excluding commissions.

John Gilbert, CEO of Famous Dave’s, commented, “I am pleased with our overall performance despite a particularly challenging operating environment for restaurants in general. While many of our competitors appear to have had an equally difficult comparable sales quarter, our solid year to date ranking in BBI’s casual dining category is encouraging.”

Mr. Gilbert continued, “Throughout this fiscal year we have continued to take several important steps toward improving our business fundamentals. Overall, we have a much more focused, leaner organization executing with urgency on what matters most: optimizing sales at each point of customer interaction (dine-in, To Go, catering and retail), improving store-level operating margins, and extracting unnecessary costs throughout the entire organization. I firmly believe we are a stronger company today than we were one year ago and when the macroeconomic headwinds begin to change in our favor, we will be well-positioned to take advantage of associated growth opportunities.”

Marketing and Development

Several initiatives will continue to contribute to improved sales performance. These include:

•	Continued improvement of the menu, including the introduction of fresh, new products and separate lunch and dinner menus designed to improve per-customer transaction profitability throughout the day.

•	A more effective, data-driven promotional strategy, resulting in incremental sales with better marketing.

•	Improved brand awareness with a new advertising campaign emphasizing Famous Dave’s best attributes – unmatched BBQ authenticity and expertise.

•	Two great new product tests which we expect to improve our menu selection and become customer favorites next year.

Additionally, the company continues to evaluate all aspects of its business, including ways to improve restaurant economics and restructure underperforming assets.

Gilbert added, “During the second and third quarter we took decisive action to address an underperforming restaurant in Salisbury, Maryland and are currently evaluating the best alternatives for this location. As a result, we were required to take a non-cash asset impairment charge in the quarter of approximately $943,000. Though this is a disappointing situation, the Salisbury market is somewhat isolated from the rest of our trade areas and has been particularly hard hit during the economic downturn; we don’t anticipate any broader carry-over impact from this decision.”

Famous Dave’s opened 5 franchise-operated restaurants in Holt, Michigan, Benson Park, Nebraska, Hayward, California, Independence, Missouri, and Union Gap, Washington as well as 1 company-owned restaurant in Germantown, Maryland during the third quarter. We closed 1 franchise-operated location in Overland Park, Kansas, which represented a relocation of the Independence, Missouri location. Additionally, the Company closed a company-owned location in Gaithersburg, Maryland at the end of its lease term, and relocated it to the new Germantown, Maryland location. Famous Dave’s ended the quarter with 191 restaurants, including 53 company-owned restaurants and 138 franchise-operated restaurants, located in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province.

We expect to open 1 company-owned restaurant, as well as 2 franchise-operated restaurants in the fourth quarter, for a total of 10 new restaurants for 2013.

Outlook

Gilbert concluded by saying, “We will continue to improve our consumer outreach approach by line-of-business in company restaurants and further uncover what’s working well within the system at large, with an aim toward improving franchisee results along with company-owned restaurants. I remain confident that our cost reduction measures and strategic initiatives introduced and tested throughout this year will continue to drive improvement for our franchisees over the long-term. To ensure these positive results will endure, we will continue to implement new initiatives aimed at creating a distinct advantage for us within the marketplace.

•

We will continue to optimize the customer experience within our multiple lines of business (dine-in, To Go, catering and retail) with innovative, profitable solutions and have added the requisite organizational talent to lead these initiatives.

•	We have begun to allocate additional resources to the exciting quick-casual segment of our brand and recently appointed a new leader responsible for managing this exciting growth initiative.

•	We continue to test new menus, new products, and new designs in an effort to accelerate our same store sales momentum.

•	We made decisions during the third quarter regarding G&A reductions, which combined with similar efforts in the second quarter, will result in a total annualized savings of over $3.0 million.

Conference Call

The company will host a conference call tomorrow, October 24, 2013, at 10:00 a.m. Central Time to discuss its third quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the company owns 53 locations and franchises 138 additional units in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique made-from-scratch desserts.

Contact:	Diana G. Purcel – Chief Financial Officer
952-294-1300

Use of Non-GAAP Financial Measures

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net income per share and adjusted EBITDA which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted net income per share consists of net income plus non-cash items, such as, asset impairment and estimated lease termination and other closing costs and net loss on disposal of equipment divided by the weighted average number of shares of common stock outstanding during each period presented. Famous Dave’s of America, Inc. believes adjusted net income per share is useful to an investor because it is widely used to measure a company’s operating performance.

EBITDA consists of income from operations plus depreciation and amortization. Adjusted EBITDA consists of EBITDA plus non-cash items, such as, asset impairment and estimated lease termination and other closing costs and net loss on disposal of equipment. Famous Dave’s uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance without the impact of items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net income to adjusted net income per share and Adjusted EBITDA.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

SEPTEMBER 29, 2013 AND SEPTEMBER 30, 2012

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Revenue:
Restaurant sales, net	$34,361	$34,896	$104,973	$103,938
Franchise royalty revenue	4,405	4,352	13,062	13,355
Franchise fee revenue	140	295	259	540
Licensing and other revenue	309	378	884	900

Total revenue	39,215	39,921	119,178	118,733

Costs and expenses:
Food and beverage costs	10,504	11,007	32,010	32,419
Labor and benefits costs	10,960	11,456	33,404	33,659
Operating expenses	8,671	10,327	26,800	28,247
Depreciation and amortization	1,502	1,520	4,579	4,448
General and administrative expenses	4,892	4,837	16,041	13,922
Asset impairment and estimated lease termination and other closing costs	1,176	13	1,166	288
Pre-opening expenses	293	19	369	317
Net loss on disposal of property	1	3	8	17

Total costs and expenses	37,999	39,182	114,377	113,317

Income from operations	1,216	739	4,801	5,416

Other expense:
Interest expense	(233)	(282)	(771)	(793)
Interest income	1	2	6	5
Other (expense) income, net	(19)	(13)	(10)	7

Total other expense	(251)	(293)	(775)	(781)

Income before income taxes	965	446	4,026	4,635
Income tax (expense) benefit	(228)	399	(1,131)	(1,025)

Net income	$737	$845	$2,895	$3,610

Basic net income per common share	$0.10	$0.12	$0.39	$0.48

Diluted net income per common share	$0.10	$0.11	$0.38	$0.47

Weighted average common shares outstanding—basic	7,450	7,327	7,419	7,494

Weighted average common shares outstanding—diluted	7,721	7,478	7,695	7,659

See accompanying notes to consolidated financial statements.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Food and beverage costs (1)	30.6%	31.5%	30.5%	31.2%
Labor and benefits costs (1)	31.9%	32.8%	31.8%	32.4%
Operating expenses (1)(3)	25.2%	29.6%	25.5%	27.2%
Restaurant level cash flow margins (1)(5)	12.3%	6.0%	12.2%	9.2%
Depreciation & amortization (restaurant level) (1)	3.9%	3.9%	3.9%	3.8%
Asset impairment and estimated lease termination and other closing costs (1)	3.4%	0.0%	1.1%	0.3%
Pre-opening expenses and net loss on disposal of equipment (1)	0.9%	0.1%	0.4%	0.3%
Costs and expenses (restaurant level) (1)	95.9%	98.0%	93.2%	95.2%
Restaurant level margin (1)(4)	4.1%	2.0%	6.8%	4.8%
Depreciation & amortization (corporate level) (2)	0.4%	0.4%	0.4%	0.4%
General and administrative expenses (2)(3)	12.5%	12.1%	13.5%	11.7%
Total costs and expenses (2)	96.9%	98.1%	96.0%	95.4%
Income from operations (2)	3.1%	1.9%	4.0%	4.6%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)

In order to be consistent with what the Company believes to be a more prevalent practice among other public restaurant companies, the Company has decided to reflect multi-unit supervision expenses within general and administrative expenses, rather than as operating expenses, where they previously have been reflected. For the third quarter of fiscal 2012, this adjustment was approximately $467,000. For the first nine months of fiscal 2012, this adjustment was approximately $1,398,000.

(4)

Restaurant level margin is equal to taking restaurant sales, net less restaurant level costs and expenses. Restaurant level costs and expenses include food and beverage costs, labor and benefit costs, operating expenses, restaurant level depreciation and amortization, asset impairment and estimated lease termination and other closing costs, pre-opening expenses and net loss on disposal of equipment.

(5)	Restaurant level cash flows are equal to taking restaurant sales, net less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 29,	December 30,
	2013	2012
ASSETS
Cash and cash equivalents	$1,780	$2,074
Other current assets	10,581	10,272
Property, equipment and leasehold improvements, net	59,407	60,429
Other assets	3,422	3,478

Total assets	$75,190	$76,253

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$14,651	$12,117
Line of credit	6,900	13,600
Other long-term obligations	17,157	16,769
Shareholders’ equity	36,482	33,767

Total liabilities and shareholders’ equity	$75,190	$76,253

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 29,	September 30,
	2013	2012
Cash flows provided by operating activities	$11,797	$6,027
Cash flows used for investing activities	(3,864)	(3,060)
Cash flows used for financing activities	(8,227)	(2,111)

Net (decrease) increase in cash and cash equivalents	$(294)	$856

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Restaurant sales (in thousands):
Company-Owned	$34,361	$34,896	$104,973	$103,938
Franchise-Operated	$93,673	$91,126	$277,977	$278,496
Total number of restaurants:
Company-Owned	53	53	53	53
Franchise-Operated	138	134	138	134

Total	191	187	191	187
Total weighted average weekly net sales (AWS):
Company-Owned	$49,788	$50,554	$50,751	$50,231
Franchise-Operated	$53,043	$53,016	$53,519	$54,258
AWS 2005 and Post 2005:(1)
Company-Owned	$49,848	$53,200	$51,124	$52,910
Franchise-Operated	$55,506	$55,656	$56,116	$57,173
AWS Pre-2005:(1)
Company-Owned	$49,738	$48,519	$50,441	$48,266
Franchise-Operated	$47,539	$47,549	$47,789	$48,218
Operating weeks:
Company-Owned	687	688	2,065	2,063
Franchise-Operated	1,766	1,717	5,194	5,131
Weighted comparable net sales by category (24 month):
Dine-in	(2.4)%	(0.6)%	(1.4)%	(1.2)%
To Go	2.4%	0.9%	2.6%	0.4%
Catering	(0.8)%	(0.1)%	(0.8)%	0.2%

Total company-owned comparable sales %	(0.8)%	0.2%	0.4%	(0.6)%
Franchise-Operated %	(2.3)%	(2.8)%	(3.4)%	(1.5)%
Total number of comparable restaurants:
Company-Owned	48	49	48	49
Franchise-Operated	117	112	114	109

(1)	Provides further delineation of AWS for restaurants opened during the pre-fiscal 2005, and restaurants opened during the post-fiscal 2005, timeframes.

FAMOUS DAVE’S OF AMERICA, INC.

NON-GAAP RECONCILIATION

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Net income	$737	$845	$2,895	$3,610
Asset impairment and estimated lease termination and other closing costs	1,176	13	1,166	288
Net loss on disposal of equipment	1	3	8	17
Tax adjustment for the non-cash adjustments	(278)	14	(330)	(67)
Tax rate adjustment for employment tax credits	—	(551)	—	(551)

Adjusted net income	$1,636	$324	$3,739	$3,297

Non-GAAP adjusted income per share:
Basic adjusted net income per common share	$0.22	$0.04	$0.50	$0.44

Diluted adjusted net income per common share	$0.21	$0.04	$0.49	$0.43

Shares used to compute non-GAAP income per share:
Weighted average common share outstanding—basic	7,450	7,327	7,419	7,494

Weighted average common share outstanding—diluted	7,721	7,478	7,695	7,659

Income from Operations	$1,216	$739	$4,801	$5,416
Depreciation and amortization	1,502	1,520	4,579	4,448

EBITDA	2,718	2,259	9,380	9,864
Non-cash items:
Asset impairment and estimated lease termination and other closing costs	1,176	13	1,166	288
Net loss on disposal of equipment	1	3	8	17

Adjusted EBITDA	$3,895	$2,275	$10,554	$10,169

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.